Exhibit 3.2

          CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF THE
                         SCHOONER BREWERY INCORPORATED

      Pursuant to a NRS 78.385 and 78.390 of the Nevada Revised Statutes, we, the undersigned officers of The Schooner Brewery Incorporated, (the "Corporation"), do hereby certify the following:

      1. That we are the duly elected President and Secretary of the Corporation;

      2. That the amendment to the Articles of Incorporation were unanimously approved by the Board of Directors of said Corporation by written consent in lieu of the special meeting of the Board of Directors, dated December 2, 1996 and by a majority of the outstanding shares entitled to vote, there being 12,500,000 shares authorized to vote and 10,000,000 shares having voted in favor of the amended articles; and

      3. That the Amendment to the Articles of Incorporation in its entirety is set forth in Exhibit "A" attached hereto.

                                    /s/ Robert E. Bragg, III

                                    Robert E. Bragg, III, President


                                    /s/ Vickie Bragg

                                    Vickie Bragg, Secretary

                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA

                        ss.

COUNTY OF San Diego

      On this 14th day of Feb., 1997, before me, the undersigned Notary Public, personally appeared Robert E. Bragg, III, known to me to be the President of The Schooner Brewery Incorporated, a Nevada Corporation, the Corporation which executed the attached instrument, and two executed the same on behalf of said Corporation, freely and voluntarily and for the uses and purposes therein mentioned.


                                    /s/  F. P. Langan

                                    Notary Public

STATE OF CALIFORNIA

ss.

COUNTY OF San Diego

      On this 14th day of Feb., 1997, before me, the undersigned Notary Public, personally appeared Vickie Bragg, known to me to be the Secretary of The Schooner Brewery Incorporated, a Nevada Corporation, the corporation which executed the attached instrument, and two executed the same on behalf of said corporation, freely and voluntarily and for the uses and purposes therein mentioned.

                                    EXHIBIT A

                        THE SCHOONER BREWERY INCORPORATED

                   Amendment to the Articles of Incorporation

      The Articles of Incorporation for The Schooner Brewery Incorporated, a Nevada Corporation, are hereby amended with the change of Article VI to read as follows:

      The Articles of Incorporated are hereby amended by striking out the existing Article VI in its entirety and substituting therefor a new Article VI, to wit:

      Article VI - CAPITAL STOCK:

      Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 50,000,000 shares of Common Stock at $.001 par value per share.